SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2004

Nortek Holdings, Inc.
(Exact name of issuer as specified in its charter)

Delaware	1-6112	16-1638891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island (Address of Princitpal Executive Offices)	02903-2360 (Zip Code)

Registrant's telephone number, including area code: (401) 751-1600

Item 5.	OTHER EVENTS

On March 1, 2004, the Registrant’s wholly-owned subsidiary, Nortek, Inc., announced that it had completed the sale of $200 million of Senior Floating Rate Notes due 2010. The net proceeds of the offering, together with existing cash on the balance sheet, will be used to redeem all of Nortek's 8 7/8% Senior Notes due 2008 (a portion of which were called on February 13, 2004 for redemption).

On March 1, 2004, the Registrant’s wholly-owned subsidiary, Nortek, Inc., announced that it had called for redemption on March 31, 2004 all of the Company's outstanding 8 7/8% Senior Notes due August 1, 2008 that have not been previously called for redemption at a redemption price of 104.438% of the principal amount thereof plus accrued and unpaid interest.

Item 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

99.1	Press release, dated March 1, 2004.

99.2	Press release, dated March 1, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEK HOLDINGS, INC.

By: /s/Edward J. Cooney
Name: Edward J. Cooney
Title:Vice President and Treasurer

Date: March 1, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press release, dated March 1, 2004.

99.2	Press release, dated March 1, 2004.